QUEST SOLUTION

LEADERS IN MOBILE SUPPLY CHAIN SOLUTIONS



Safe Harbor

This presentation is neither an offer to sell nor a solicitation of offers to purchase securities. This presentation is the confidential intellectual property of Quest Solution, Inc. ("Quest"). Any use or redistribution of this document or its contents without the express written consent of Quest is prohibited.

This presentation contains statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Those statements appear in a number of places in the presentation and include statements regarding the intent, belief or current expectations of Quest, its directors or its officers with respect to, among other things: (i) trends affecting Quest's financial condition or results of operations; (ii) Quest's financing plans; and (iii) Quest's business and growth strategies, among other things.

Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. You are cautioned not to place undue reliance on these forward-looking statements, which reflect Quest's management's view only as of the date of this presentation.

Company Overview

Quest Solution, Inc. (“Quest”)* *is a national mobility systems integrator with a focus on design, delivery, deployment and support of fully integrated mobile solutions.*

- *Quest Solution takes a consultative approach by offering end to end solutions that include hardware, software, communications and full lifecycle management services.*
- *We simplify the integration process with our highly tenured team of professionals.*
- *Our team delivers proven problem solving solutions backed by numerous customer references.*
- *Quest Solution offers comprehensive packaged and configurable software.*
- *Quest Solution is a leading provider of best of class mobile and wireless equipment.*

Stock Snapshot

Symbol	QUES	Market Cap	$18.24M
Market	OTCQB	Avg Volume	24,502
Price	$0.55	Shares	33.17M

**Data collected July 25th , 2014*

2nd Quarter Highlights

- For the six months ended June 30, 2014, total gross revenues were $17,166,965, an increase of $2,233,246 or 14.95% over the gross revenues of $14,933,719 for the same period ended June 30, 2013.
- 2014 Gross margin 19.63% slightly higher than 2013 gross margin of 19.39%.

Mobile Commerce Industry

Demand Drivers

- The global workforce has become more mobile
- Hand held devices are becoming more powerful and affordable
- Increase in spending across commercial industries



$12
$6
$0
2013
2014
2015
2016
2017
Asia-Pacific
EMEA
Americas
Source: VDC Research, 2014

Global Mobile Professional Services Revenues

- The increasing complexity of mobile solutions (such as support for backend CRM and collaboration suite connectivity) is leading to the need for customization.
- **Everybody needs it!**
  Manufacturing, distribution, transportation, retail, health care, field mobility and warehousing will be among primary growth environments.

Quest Solution Mission

Acquire

Acquire integrators, software and service companies within the mobility market with positive EBITDA

Optimize

Convert operations to best practices business model thereby reducing operating costs

Expand

Up-sell and cross-sell unique or differentiated products and services to acquired customer bases

Corporate growth strategy


Increase margins through IP, licensing and Patents
Geographic Expansion
Build revenues and margin through deeper and wider customer engagement
Strategic Acquisitions
Sustain and Grow The Core
Product Expansion
Adjacent Market Expansion

Complete Lifecycle Solutions

Quest Solution provides end-to-end lifecycle service and support. From planning to deployment to on-going technical support of mobile devices.


Business Needs Analysis
Project Planning & Management
Hardware Selection & Testing
Software Design
Pilot Project Development
Wireless Network Design & Site Survey
Integration
Staging & Kitting
Training
Maintenance & Support
Responsible Technology Disposal

Software: Packaged and Configurable

Quest Solution offers a full suite of configurable and packaged software solutions.



ORDER ENTRY
Increase speed and accuracy of sales orders



ROUTE
Control truck inventory and increase field productivity



ROUTE DSD
Direct store delivery with DEXING



WAREHOUSE
Enhance warehouse efficiency



PROOF OF DELIVERY
Real time visibility verification and documentation of delivery



iTRACK
Track device deployment, repairs, and return to the field



WTMip
Secure your information. Mobile software communication platform



EASY ORDER PORTAL
Streamline, consolidate and simplify ordering

Decision Support Systems with High ROI with Vertical Market Synergies and overlap


education
manufacturer (OEM)
healthcare
retailer
distributor
QUEST SOLUTION
supplier
logistics
mining
aircraft inspection
INSPECTION RECORD
rebar inspection

Mining Decision Support Systems



- Distribution of existing proven licensed and patented, advanced electro-dynamic sensing technology applied to intelligent bulk handling in the mining industry.

- Market leading blue chip repeat customers are conveyor suppliers to mines, engineering firms specifying solutions for mines.

- Wide range of solutions able to be sold as service or as Cap Ex at double Quest average margins.

Continental ContiTech


BELTGARD SU
S/N: 11008 Rev. 2c
Designed and Made in Canada
RAMPART DETECTION SYSTEMS LTD.
US and International Patents Pending
604.533.5533 BELTGARD.COM
bg@rampartdetection.com

Education Security: Gun Barrel Detection

- License for patent, working prototype, IP and global distribution for a Gun Barrel Detection System.


SCHOOL
SHOOTING

- System can be installed on any door and can be sold as a monthly service.



- Market expansion could expand to public buildings, entertainment venues.



- System can notify and trigger lock downs.



Rebar Inspection, Bridge, Building, Airport Runways & Tarmacs

- License for patent, working prototype, IP and global distribution for high speed affordable rebar detection.



- Existing leader in these markets is ground penetrating radar, which is more expensive and much slower.



- System has been demonstrated and proven on bridge, building and runway applications.





Logistics: Airframe Inspection

- License for patent, working prototype, IP and global distribution for Airframe inspection technology based on electromagnetic imaging.



- Commercial Aircraft and Military Aircraft are mandated to do C and D level inspections which cost nearly $ 1M per aircraft based on hours of operation. 4-5 inspections per aircraft over life useable life.



- Current best practice is use of X-Ray, which requires backplane and much disassembly of aircraft. Expected benefit of our solution is 25-45% savings based on real world testing with Sikorsky helicopter.

Hardware: Motorola Solutions

MOTOROLA SOLUTIONS

Quest Solution is a top tier Motorola Platinum Channel Partner (in the top 10 of the 2500 Motorola resellers) with direct access to all Motorola Sales and Service divisions.

Technology Specialization

- Advanced Data Capture Elite Specialist*
- Mobile Computing Elite Specialist*
- Wireless Local Area Networks Elite Specialist*
- Wireless Outdoor Networks Elite Specialist*

Authorized Products

- Wireless Local Area Networks
- Wireless Outdoor Networks
- Mobile Computing
- Advanced Data Capture
- RFID
- Verizon Vertical Solutions Partner

**Elite is Motorola's Highest Specialization Level*

Hardware: Motorola Solutions (cont.)

Zebra Technologies to Acquire Motorola Solutions' Enterprise Business*

Motorola Solutions' mobile platform captures real-time data about physical assets, people, and transactions across the enterprise. Zebra's enabling technologies provide visibility into business operations for deeper insights and smarter decision-making.

The companies' shared commitment to innovation will help customers harness powerful technology trends like the Internet of Things (IoT), location and motion sensing and mobile enterprise cloud computing.



"The combination of the two businesses significantly enhances relevance with our combined end customers and our combined business prospects for growth. Together, we have a full portfolio of technologies to give customers intelligence on their physical assets, people and transactions across the enterprise to drive winning business decisions."

- Michael H. Terzich, Senior Vice President, Zebra Technologies

*http://www.zebra.com/us/en/acquires-motorola-enterprise.html

Successful Sales Strategies

- Solution oriented selling model
- ROI modeling for proposals
- TCO analysis of current business practices
- Professional services added to proposals
- Pre and Post sales systems engagements
- Complete supply chain analysis
- Eco system of third party ISV's to complement Quest
- Reference selling via site visits, referrals & industry focus
- Good, Better, Best sales approach on software & hardware

Face to face selling with nationwide sales & systems coverage


West Region
Central Region
East Region

Customers

With a 20 year history and over 1,500 customers of experience, Quest Solution consistently earns growth, fast growth awards, and multi-year project from some of the most well known brands.

Customers

The supply chain of manufacturing, distribution, logistics, and retail along with the growth market of healthcare are where Quest Solution delivers projects with strong ROI.

Chevron

Holland America Line
A Signature of Excellence

Glacier Water

CardinalHealth

TSC TRACTOR SUPPLY CO

PFG Performance Food Group

Management

Jason F. Griffith, CPA, CMA, Chief Executive Officer

- Founding Partner in the CPA firm De Joya Griffith.
- Served as Chief Financial Officer at several public companies.

Kurt Thomet, President and Founder

- 20 year old Quest Solution. 3 Decades of experience in computing and mobile computing with sales, channel management, and operations focus.
- Elite Level performance with Honeywell, Motorola, Zebra

George Zicman, Vice President Sales

- Over 30 years of experience in the mobile technology industry. SVP Sales for Quest Solution, a nationwide leading mobile integration Company.
- Telxon Corporation from 1987 to joining Quest Solution (later acquired by Symbol Technologies and then Motorola). Previous to that he held various positions in contract programming and consulting

Experienced Advisory Board



- Jim Holt: Sales and marketing professional from from wireless and data collection industry, with Aironet, Computer Associates, Goodyear, Vocollect experience. M&A Experience in tech sector.



- August Sick: Licensing, Patents, M&A, Strategic public company value creation. Managing Director, Invitrogen, consulting in Biotechnology. Board level experience, creative thinker.

Contact Us

Jason F. Griffith, CPA
Chief Executive Officer
2580 Anthem Village Drive
Henderson, NV 89052
702-399-9777
jgriffith@QuestSolution.com

Quest Solution Investor Relations & Financial Media:
Integrity Media
888-216-3595
info@integrityir.com

QUEST SOLUTION